Pantheon Technologies, Inc.
                               Formed in Florida

                Federal Employer Identification Number (Tax ID):
                                   65-0744370

                              Corporate Creations@
                                 (305) 672-0686
                                  (856)487-6013

                          FLORIDA DEPARTMENT OF STATE
                                Katherine Harris
                               Secretary of State

April 15, 1999

CANCEROPTION.COM, INC.
7332 E. BUTHERUS DRIVE, SUITE 101
SCOTTSDALE, AZ 85260

Re: Document Number P97000-034687

     The Articles of Amendment to the Articles of Incorporation' of PANTHEON TECHNOLOGIES, INC. which changed its name to CANCEROPTION.COM, INC., a Florida corporation, were filed on April 15, 1999.

     This document was electronically received and filed under FAX audit number E99000008760.

     Should you have any questions regarding this matter, please telephone (B50) 487-6050, the Amendment Filing Section.

Darlene Connell
Corporate Specialist
Division of Corporations        Letter Number: 099AO0019098

Division of Corporations
P.O. BOX 6327
Florida 32314

H99000008760
ARTICLES OF AMENDMENT

Article 1. Name
---------------

The name of this Florida corporation is: Pantheon Technologies, Inc.

Article 11. Amendment
---------------------

The Articles of Incorporation of the Corporation are amended as follows: Article
I. Name

The name of this Florida Corporation is CancerOption.Com, Inc.

Article V.  Capital  Stock

The Corporation shall have the authority to issue 100,000,000 shares of common stock, par value $.001 per share; and 1,000,000 shares of preferred stock, par value $.0001 per share.

Article 111. Date Amendment Adopt
---------------------------------

The amendment set forth in these Articles of Amendment was adopted on April 14, 1999.

Article IV. Shareholder Approval of Amendment
---------------------------------------------

The amendment set forth in these Articles of Amendment was proposed by the Corporation's Board of Directors and approved by the shareholders by a vote sufficient for approval of the amendment.

The undersigned executed this document on the date shown below.

Pantheon Technologies, Inc.

By: /s/ G.K. Kuroda
  ----------------------------
by G.K. da as attorney-in-fact

Name: Arnold Takemoto
      ---------------
Title: President
      -----------
Date: 4/14/00
     ----------

Corporate Creations International Inc.
941 Fourth Street #200
Miami Beach FL 33139
(305) 672-0686

H99000008760
                                                         Copyright@ 1993-1999 CC

                                     [SEAL]
                          FLORIDA DEPARTMENT OF STATE
                                Katherine Harris
                               Secretary of State

April 14, 1999

PANTHEON TECHNOLOGIES, INC.
7332 E. BUTHERUS DRIVE, SUITE 101
SCOTTSDALE, AZ 85260

Re: Document Number P97000034687

This will acknowledge your reinstatement for PANTHEON TECHNOLOGIES, INC., a Florida Corporation, which wa6 filed on April 14, 1999.

This document was electronically received and filed under FAX aduit number H99000008727.

Should you have any questions regarding this matter, please telephone (850) 487-6059.

Trevor Brumbley
Document Specialist
Division of Corporations                             Letter Number: 599AO0018732


      Division of Corporations - P.O. BOX 6327-Tallahassee, Florida 32314

This will acknowledge your reinstatament for PANTHEON TECHNOLOGIES, INC., a Florida Corporation, which.was filed on April 14, 1999.

This document was electronically received and filed under FAX audit number H99000008727.

Should you have any questions regarding this matter, please telephone (850) 487-6059.

Trevor Brumb1sy
Document Specialist
Division of  Corporations                            Letter Number: 599AO0018732


      Division of Corporations - P.O. BOX 6327-Tallahassee, Florida 32314

ARTICLES OF INCORPORATION

Article 1. Name
---------------

The name of this Florida corporation is: Pantheon Technologies, Inc.

Article 11. Address
-------------------

The mailing address of the Corporation is: Pantheon Technologies, Inc. 2455 Hollywood Boulevard Hollywood Fl, 33020

Article Ill. Registered Agen
----------------------------

The name and address of the registered agent of the Corporation is: Corporate Creations Enterprises, Inc. 4521 PGA Boulevard #211 Palm Beach Gardens FL 33418

Article IV. Board of Directors
------------------------------

The name of each member of the Corporation's Board of Directors is:

Ken H. Finkelstein

The affairs of the Corporation shall be managed by a Board of Directors consisting of no less than one director. The number of directors may be increased or decreased from time to time in accordance with the Bylaws of the Corporation. The election of directors shall be done in accordance with the Bylaws. The directors shall be protected from personal liability to the fullest extent permitted by applicable law.


Corporate Creations International Inc.
401 Ocean Drive #312 (Door Code 125)
Miami Beach FL 33139-6629
(305) 672-0686

H97000006240

Article V. Capital Stock
------------------------

The Corporation shall have the authority to issue 100,000,000 shares of common stock, par value $.001 per share.

Article VI. Incorporator
------------------------

The name and address of the incorporator is: Corporate Creations International Inc. 401 Ocean Drive #312 (Door Code 125) Miami Beach FL

Article VII. Corporate Existence
--------------------------------

The corporate existence of the Corporation shall begin effective April 16, 1997

The undersigned incorporator executed these Articles of Incorporation on April 16, 1997

Corporat Creations International Inc.

By: /s/ Brian R. Fons
----------------------------
Brian R. Fons Vice President


Corporate Creations International Inc.
401 Ocean Drive #312 (Door Code 125)
Miami Beach FL 33139-6629
(305) 672-0686

H97000006240

CERTIFICATE OF DESIGNATION
REGISTERED AGENT/OFFICE

CORPORATION:
------------
Pantheon Technologies, Inc.

REGISTERED AGENT/OFFICE:
------------------------
Corporate Creations Enterprises, Inc.
4521 PGA Boulevard #211
Palm Beach Gardens FL 33418

I agree to act as registered agent to accept service of process for the corporation named above at the place designated in this Certificate. I agree to comply with the provisions of all statutes relating to the proper and complete performance of the registered agent duties. I am familiar with and accept the obligations of the registered agent position.

/s/ Brian R. Fons
-----------------
Corporate Creations Enterprises, Inc.
Brian R. Fons, Vice President

Date: April 16, 1997

Corporate Creations International Inc.
401 Ocean Drive #312 (Door Code 125)
Miami Beach FL 33139-6629
(305) 672-0686

H97000006240

                                     [SEAL]
                          FLORIDA DEPARTMENT OF STATE
                               Sandra B. Mortham
                               Secretary of State

April 17, 1997

PANTHEON TECHNOLOGIES, INC.
2455 HOLLYWOOD BLVD.
HOLLYWOOD, FL 33020

The Articles of  Incorporation  for PANTHEON  TECHNOLOGIES,  INC. were filed on
April  17,  1997,  effective  April  16,  1997,  and  assigned.document   number
P97000034687. Please refer to this number whenever corresponding with this office.

Enclosed is the certification requested. To be official, the certification for a certified copy must be attached to the original document that was electronicallv submitted and filed under FAX audit number H97000006240.

A corporation annual report will be due this office between January 1 and May 1 of the year following the calendar year of the file date year. A Federal Employer Identification (FBI) number will be required before this report can be filed. Please apply NOW with the Internal Revenue Service by calling 1-800-829-3676 and requesting form SS-4.

Please be aware if the corporate address changes, it is the responsibility of the corporation to notify this office.

Should you have questions regarding corporations, please contact this office at the address given below.

Agnes Lunt
Corporate Specialist
New Filings Section
Division of Corporations                             Letter Number: 997AC0019613

      Division of Corporations - P.O. BOX 6327-Tallahassee, Florida 32314

                                     [SEAL]
                              Department of State

I certify from the records of this office that PANTHEON TECHNOLOGIES, INC is a corporation organized under the laws of the State of Florida, filed on April 17, 1997, effective April 16, 1997.

The document number of,this corporation is P97000034687.

I further certify that said corporation has paid all fees and penalties due this office through Dece.mber 31, 1997, and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.

I further certify that this is an electronically transmitted certificate authorized by section 15.16, Florida Statutes, and authenticated by the L' code, 997AO0019613-041797-P97000034687-1/1, noted below.

          Given under my hand and the Great Seal of the State of Florida, at Tallahassee, the Capital, this the Seventeenth day of April, 1997

Authentication Code: 997AO0019613-041797-P97000034687-1/1


[SEAL]                                                     /s/ Sandra B. Mortham
------                                                     ---------------------
                                                               Sandra P. Mortham
                                                              Secretary of State